CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS OF
THE FIRST INVESTORS FUNDS

Adopted August 21, 2003
Amended August 16, 2007, February 17, 2011, May 17, 2012, December 13, 2012 and October 30, 2013

I.	Purpose of the Code

In accordance with Section 406 of the Sarbanes-Oxley Act of 2002, and the instructions for Form
N-CSR,[1] the First Investors family of mutual funds (collectively, “Funds” and individually, “Fund”) have adopted this code of ethics (“Code”) to govern the conduct of their principal executive officers and financial officers (“Covered Officers”).[2] This Code is intended to promote:

• Honest and ethical conduct by the Covered Officers of the Funds, including the honest and ethical handling of actual or apparent conflicts of interest between their personal and professional relationships;

• Full, fair, accurate, timely and understandable disclosure in reports and documents that the
Funds file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Funds;

• Compliance with applicable laws and governmental rules and regulations;

• The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

• Accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

[1] Form N-CSR implements Section 406 of the Sarbanes-Oxley Act of 2002 insofar as it applies to mutual funds. Item 2 of Form N-
CSR requires a registered management investment company to disclose annually whether, as of the end of the period covered by the report, it has adopted a code of ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these officers are employed by registrant or a third party. If the registrant has not adopted such a code of ethics, it must explain why it has not done so. The registrant must also (1) file with the SEC a copy of its code as an exhibit to its annual report on Form N-CSR; (2) post the text of its code on its Internet website and disclose, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted the code on its Internet website; or (3) undertake in its most recent report on Form N-CSR to provide to any person without charge, upon request, a copy of its code and explain the manner in which such request may be made. The registrant must also disclose in its annual Form N-CSR any amendments to, or waivers (including implicit waivers) from, the provisions of the code.

[2] The Covered Officers of the First Investors Funds are identified in Exhibit A to this Code.

II.	Conflicts of Interest

	A.	Definition of Conflict of Interests For Purposes of This Code

For purposes of this Code, a “conflict of interest” occurs when a Covered Officer’s “personal interests” interfere with the interests of, or his or her service to, any of the Funds. For example, a conflict of interest would arise if a Covered Officer, directly or indirectly, were to receive improper personal benefits as a result of the Covered Officer’s position with the Funds.

This Code applies to all conflicts of interest between the personal interests of Covered Officers and the interests of the Funds, whether or not such conflicts of interest are prohibited by the Investment
Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Investment Advisers Act”), or
the rules adopted by the SEC under these laws. For example, this Code prohibits individual transactions between Covered Officers and the Funds, notwithstanding the fact that such transactions may already be prohibited by law.

This Code does not apply to conflicts of interest that arise solely because Covered Officers are employees or direct or indirect shareholders of the investment adviser of the Funds or the affiliates of the adviser. This Code recognizes that the Covered Officers will, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on the adviser
(and its affiliates) and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and the adviser (and its affiliates) and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. These conflicts are not deemed to involve the “personal interests” of Covered Officers for purposes of this Code.

	B.	Standards of Conduct with Respect to Conflicts of Interest

The following standards govern the conduct of covered officers with respect to any actual or apparent conflicts of interest that arise between their personal interests and the interests of the Funds.
The overarching principle of each standard is that the personal interests of a covered officer should not be placed improperly before the interests of the Funds.

Each Covered Officer must:

	•	Not engage in any personal transaction that would violate the conflict of interest provisions of the 1940 Act, the Investment Advisers Act, or the SEC’s rules thereunder;

	•	Not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

	•	Not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Funds;

	•	Not use material, non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and,

	•	Not accept or provide any gift or entertainment that is illegal or that is intended to cause any action, or failure to take any action, that adversely affects the interests of any of the
Funds.

	C.	Reporting of Potential Conflicts

At least annually, the Covered Officers are required to complete a Directors and Officers
Questionnaire (“Questionnaire”), which contains information about potential personal conflicts of interest.
These Questionnaires are required to be submitted to the Chief Compliance Officer of the Funds, who is
charged with the responsibility of reviewing them for actual or potential conflicts of interest.

Covered Officers are also required to report, as soon as possible, to the Chief Compliance
Officer, any transactions or arrangements, not previously disclosed in their annual Questionnaires, that they reasonably believe may present a potential conflict of interest between their personal interests and the interests of the Funds.

Examples of the potential conflicts that should be reported include:

• Serving as a Director or Trustee of any public or private company;

• Maintaining any ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers (other than the Funds’ adviser and its affiliates); and,

• Acquiring a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest in arising from the Covered Officer’s employment, such as compensation or equity ownership.

The willful or knowing failure of a Covered Officer to report a potential conflict of interest in the manner set forth above shall be considered a violation of this Code.

In the event that any potential conflicts of interest are reported to or otherwise are detected by the
Chief Compliance Officer, as discussed below, the Chief Compliance Officer is responsible for conducting any investigation that may be necessary, interpreting the provisions of the Code, determining whether there is an actual or apparent conflict of interest and if so, making a recommendation to the Board for appropriate action.

III.	Compliance with Applicable Laws and Regulations

It is the responsibility of each Covered Officer to promote compliance with the laws, rules and regulations that are applicable to the Funds. Each covered Officer should:

• Make reasonable efforts to familiarize himself or herself with the disclosure and other requirements applicable to the Funds;

• Not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Funds’ directors, trustees and auditors, and to governmental regulators and self-regulatory organizations; and,

• To the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds.

IV.	Certifications and Reports of Violations

Each Covered Officer must:

• Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), certify in writing to the Chief Compliance Officer that he or she has received, read and understands the Code and any amendments thereto (Exhibit B);

• Annually thereafter affirm to the Chief Compliance Officer that he or she has complied with the requirements of the Code (Exhibit C);

• Notify the Chief Compliance Officer promptly if he or she knows of any violation of this Code;
and

• Not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reporting potential violations of, or carrying out their responsibilities under, this Code.

V.	Interpretations and Investigations

The Chief Compliance Officer is responsible for interpreting this Code as it applies to particular situations, investigating potential violations of the Code, reporting violations of the Code to the Board of
Directors/Trustees of the Funds (“Board”), and making recommendations of any changes to the Code that he believes are necessary and appropriate.

The following policies and procedures will apply in connection with investigations of any potential violations of this Code by a Covered Officer:

• The Chief Compliance Officer will take such steps as he deems necessary and appropriate to investigate any potential violations that are reported to or that otherwise become known to him;

• If, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer is not required to take any further action;

• If the Chief Compliance Officer concludes that a violation of this Code has occurred, he will report it the Board no later than its next formal meeting;

• Under no circumstances shall the Chief Compliance Officer waive compliance with the Code if he believes that it has been violated;

• If the Board concurs that a violation has occurred, it will determine what action should be taken, which may include requiring a Covered Officer to disgorge any gains obtained as a result of a conflict, imposing restrictions on the Covered Officer’s future activities, or recommending a suspension or dismissal of the Covered Officer; and

• The Board shall also have authority to waive, by majority vote, any disciplinary action for a violation of this Code in appropriate circumstances, such as for a good faith but erroneous belief that a transaction did not involve a conflict of interest covered by this Code.

On at least an annual basis, the Chief Compliance Officer will provide a report to the Board concerning overall compliance with the Code, any significant interpretive issues that have arisen during the year, and his suggestions for changes, if any.

VI.	Other Codes of Conduct and Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act. The Covered Officers are required to continue to comply with other codes of ethics, policies and procedures that apply to their conduct. However, the other codes of ethics, policies and procedures are not part of this Code. For example, Covered Officers must continue to comply with the code of ethics that has been adopted by the Funds and their adviser, and principal underwriter pursuant to Rule 17j-1 (“Rule 17j-1 Code of Ethics”) as long as they are deemed to be access persons under it. However, a violation of the Rule 17j-1 Code of Ethics would not be a violation of this Code unless the conduct at issue independently violated the terms of this Code.

VII.	Amendments

Any amendments to this Code must be approved or ratified by a majority vote of the Board. In the event that an amendment to this Code is made between formal Board meetings, it will be presented to the Board for ratification by the next formal meeting.

VIII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered privileged and confidential and shall be maintained and protected accordingly.

IX.	Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund or person, as to any fact, circumstance, or legal conclusion.

Exhibit A

COVERED OFFICERS OF THE FIRST INVESTORS FUNDS

Derek Burke - - President of the First Investors Funds

Joseph I. Benedek - - Treasurer of the First Investors Funds

Exhibit B

INITIAL CERTIFICATION

I hereby certify that I have received and read a copy of the Code of Ethics For Principal Executive and
Financial Officers of the First Investors Funds and understand that as a "Covered Officer" I am subject to its provisions and any amendments thereto. I also understand that as a “Covered Officer” I will certify annually to the Chief Compliance Officer that I have complied with the requirements of this Code.

DATED ________________
Signature ________________

Name (please print) ________________

Title ________________

Please return to:	Chief Compliance Officer
FIMCO
40 Wall Street – 10th Floor
New York, New York 10005

Exhibit C

ANNUAL CERTIFICATION

I hereby certify that I have received and read a copy of the Code of Ethics For Principal Executive and
Financial Officers of the First Investors Funds and understand that as a "Covered Officer" I am subject to its provisions and any amendments thereto. I have complied with all of the requirements of the Code including, but not limited to reporting any actual or apparent conflicts of interest or any violations of this Code to the
Chief Compliance Officer.

DATED ________________
Signature ________________

Name (please print) ________________

Title ________________

Please return to:	Chief Compliance Officer
FIMCO
40 Wall Street – 10th Floor
New York, New York 10005